UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

Aura FAT Projects Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-901886	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Phillip Street, #09-00, Royal One Phillip, Singapore, 048692

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 65-3135-1511

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and one Redeemable Warrant	AFARU	The Nasdaq Stock Market LLC
Class A Ordinary Share, $0.0001 par value per share	AFAR	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	AFARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2022, Leigh Travers informed the board of directors (the “Board”) of Aura FAT Projects Corp (the “Company”) of his intention to resign her position on the Board, effective December 1, 2022. The Company expresses gratitude to Mr. Travers for her contributions to the Board and the Company. Mr. Travers’ departure is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices.

On December 1, 2022, the Board appointed Andrew Porter to fill the vacancy on the Board resulting from the resignation of Mr. Travers due to his broad experience in finance, blockchain, cryptocurrency, and financial technology. Mr. Porter has been appointed to serve on the Compensation Committee of the Board. Mr. Porter is not expected to receive compensation for service as a member of the Board.

Mr. Porter has over 20 years of experience in the financial, fintech and crypto currency industries serving in various senior management roles and as a board advisor. Mr. Porter has been Chief Investment Officer of Aventine Capital Pty Ltd since November 2019, a private investment company investing in tech startups. Since February 2020, Mr. Porter has served as board advisor to CryptoSpend, an Australian fintech startup providing crypto to AUD payment solutions. In addition, Mr. Porter has served as a board advisor to FlashFX, a non-bank foreign exchange and international payments provider since June 2020. From September 2017 to March 2020, Mr. Porter served as a board advisor to Synthetix, an Australian decentralized finance derivatives and liquidity protocol. From February 2022 to June 2022, Mr. Porter served as the Chief Executive Officer of FinTech Australia, an industry group representing the Australian fintech industry. Mr. Porter served as the interim Chief Executive Officer of Flash FX from June 2020 until January 2021. From March 2018 to March 2020, Mr. Porter served as Chief Commercial Officer and Country Director of TransferMate Global Payments, a non-bank foreign exchange and international payments provider. From March 2010 to June 2017, Mr. Porter served as Managing Director of World First Pty Ltd, a non-bank foreign exchange and international payments provider. Mr. Porter holds a Bachelor of Arts from Macquarie University and a Diploma of Financial Markets from The Securities Institute of Australia (now FINSIA).

There are no arrangements or understandings between Mr. Porter and any other persons pursuant to which either was appointed to the Board. There are also no family relationships between Mr. Porter and any director or executive officer of the Company and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA FAT PROJECTS ACQUISITION CORP

Date: December 5, 2022	By:	/s/ David Andrada
David Andrada
Chief Executive Officer

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